Consent of Ernst & Young LLP, Independent Registered Public Accounting
                                      Firm

We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B, Class C, Class Y, and Class R shares Prospectuses and "Disclosure of Portfolio Holdings", "Independent Registered Public Accounting Firm" and "Financial Statements" in the Class A, Class B, Class C, Class Y, and Class R shares Statement of Additional Information and to the incorporation by reference of our report, dated February 21, 2007, on the financial statements and financial highlights of Pioneer Cash Reserves Fund included in the Annual Report to the Shareowners for the year ended December 31, 2006 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 32 to the Registration Statement (Form N-1A, No. 33-13179) of Pioneer Money Market Trust.

                                                          /s/ ERNST & YOUNG LLP

Boston, Massachusetts
April 24, 2007